UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                           AND EXCHANGE ACT OF 1934.

                                  June 28, 2005
                Date of Report (Date of Earliest Event Reported)

                             DNAPrint genomics, Inc.
               (Exact name of Registrant as specified in charter)

                         Commission File Number: 0-31905

          Utah                                                 59-2780520
(State of Incorporation)                               (I.R.S. Employer I.D. No)

                     900 Cocoanut Avenue, Sarasota, FL 34236
                    (Address of Principal Executive Offices)

                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

      At the Registrant's annual meeting of shareholders on June 23, 2005, the Registrant's shareholders approved an amendment to its Articles of Incorporation. There were 1,206,868,365 votes entitled to be cast on the amendment, 1,126,687,779 of which were represented at the meeting. The total number of votes cast for the amendment was 1,077,282,577, the total number of votes cast against the amendment was 37,345,194, and the total number of votes abstaining was 12,060,008.

      Pursuant to the shareholder approval, on June 28, 2005, the Registrant's board of directors filed Articles of Amendment with the Secretary of State of the State of Utah. The Articles of Amendment provide that effective at 12:01 a.m., on July 12, 2005, each twenty shares of the Registrant's common stock then issued and outstanding will automatically be combined into one share (or fraction thereof) of the Registrant's common stock. Fractional shares will be issued in the combination. After the combination, the Registrant will continue to have 1,500,000,000 shares of authorized common stock.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits:

            3(i).1 Articles of Amendment to Articles of Incorporation, filed June 28, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        DNAPrint genomics, Inc.


                                        By: /s/ Richard Gabriel
                                            ------------------------------------
                                            Richard Gabriel, President